EXHIBIT 23.4


                               August 17, 2000





e-automate Corporation
17 North 490 West
American Fork, Utah 84003

       Re:     Form SB-2 Registration Statement

Ladies and Gentlemen:

       We have acted as your counsel in connection with the registration for resale on a Form SB-2 Registration Statement (the "Registration Statement") of (i) an aggregate of 1,538,462 shares of common stock, $.001 par value (the "Common Stock"), issuable upon the conversion of 5,000 shares of Series 2000-A Convertible Preferred Stock (the "Series 2000-A Preferred Stock");
(ii) an aggregate of 125,800 shares of Common Stock issuable upon the conversion of 629 shares of Series 2000-B Convertible Preferred Stock ("Series B Preferred Stock"); (iii) an aggregate of 1,000,000 shares of Common Stock issuable upon the exercise of 2,000,000 Series 2000-A Warrants (the "Series 2000-A Warrants"); (iv) an aggregate of 500,000 shares of Common Stock issuable upon the exercise of the Series 2000-B Warrants; and
(v) an aggregate of 1,000,000 shares of Common Stock issued before July 2, 1999.

       In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the conversion of the Series 2000-A and Series B Preferred Stock and the exercise of the Series 2000-A and Series 2000-B Warrants, and the shares of Common Stock issued before July 2, 1999 (hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

       We hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Mackey Price & Williams
                                     -----------------------------
                                     Mackey Price & Williams